UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): January 31, 2014

INVESTVIEW INC.

(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

54 Broad Street, Suite 301

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (732) 380-7271

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Investview Inc. (the “Company”), through its wholly-owned subsidiary, Investview Capital LLC ("Investview Capital") entered into an agreement for the acquisition of all of the issued and outstanding membership interests of Martel Capital, LLC ("Martel") from its owner, Astor Grenfeld, Inc. ("Astor"), for an aggregate purchase price of $80,000 in the form of shares of restricted common stock of the Company (the "Purchase Shares") pursuant to that certain Purchase Agreement (the "Purchase Agreement") entered into between Investview Capital, Martel, Astor and Vincent R. Landano, President of Martel and of Astor ("Landano" and together with Astor, the "Seller"), dated September 19, 2013 (the "PA Execution Date") and that certain Letter Amendment to the Purchase Agreement (the "PA Amendment") dated January 24, 2014 (the "PA Amendment Date").

On the PA Execution Date, the Company issued to Seller 13,889 shares of restricted common stock of the Company (the “Original INVU Shares”). Concurrent with the delivery of the Original INVU Shares, the Seller delivered to Investview Capital membership interests representing 20% of Martel. In the event the market value of the Original INVU Shares is less than $25,000 on the six month anniversary (the “Anniversary”) of the Purchase Agreement (the “Future Value”), then at the Seller's discretion the Company must (i) issue the Seller an amount of shares restricted common stock equal to $25,000 less the Future Value or (ii) pay the Seller $25,000 and the Seller will return the Original INVU Shares to the Company for cancellation. The Future Value will be determined by multiplying the Original INVU Shares by the average volume weighted average price for the 30 trading days prior to the Anniversary.

On the PA Amendment Date, the Company issued to seller 26,067 shares of restricted common stock of the Company (the "Final INVU Shares"). Upon FINRA approval of the transfer of the remaining membership interests or six months after the Final Purchase Date, at the Sellers discretion, the Company will pay the Seller $55,000 and the Seller will return the Final INVU Shares to the Company for cancellation. The Final Payment will be subject to FINRA’s approval of the 1017 Change in Ownership Application (“FINRA Approval”). The Final Purchase Date will be extended until such time that FINRA has provided all required approvals. In the event FINRA does not approve the change in ownership of Martel, the Purchase Agreement and the PA Amendment will be terminated and the parties will return all consideration previously transferred.

The shares of common stock of the Company were offered and sold in a securities purchase transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act. Seller is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act.

In addition, on December 2, 2013, the Company invested $25,000 directly into Martel to support Martel's working capital requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INVESTVIEW, INC.

By:	/s/ Dr. Joseph Louro
Name:	Dr. Joseph Louro
Title:	Chief Executive Officer

Date:    February 12, 2014